Company Contact: Fortress International Group, Inc. Timothy C. Dec, Chief Financial Officer Phone: (410) 423-7300	Investor Contacts:
Fortress International Group, Inc.
Harvey L. Weiss
Vice Chairman
Phone: (410) 423-7425
hweiss@thefigi.com

The Piacente Group, Inc.
Brandi Floberg / Lee Roth
Phone: (212) 481-2050
figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. REPORTS
FIRST QUARTER 2010 FINANCIAL RESULTS

COLUMBIA, MD, May 13, 2010 -- Fortress International Group, Inc. (Other OTC: FIGI.PK), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced its financial results for the first quarter ended March 31, 2010.

During the fourth quarter of 2009, Fortress completed the sale of its Rubicon Professional Services division. Sales and operations under this division have been restated and are now classified as discontinued operations in the Company’s financial statements.

For the first quarter ended March 31, 2010, the Company reported revenue of $17.1 million, an increase of 1.2% compared with $16.9 million for the first quarter of 2009.

Gross profit for the first quarter of 2010 was $2.5 million, or 14.6%, compared with $2.8 million, or 16.6%, for the first quarter of 2009.

Net loss from continuing operations for the first quarter of 2010 was ($0.3) million, or ($0.02) per share, compared with a net loss from continuing operations of ($1.3) million, or ($0.10) per share, for the first quarter of 2009.

Adjusted EBITDA from continuing operations for the first quarter ended March 31, 2010 was approximately $20,000, compared with adjusted EBITDA loss from continuing operations of approximately ($0.2) million for the first quarter of 2009. The Company defines adjusted EBITDA as earnings before non-cash equity-based compensation, interest, taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, restructuring and exit costs and provision for bad debt expense. Adjusted EBITDA is a non-GAAP financial measure presented to provide further information about the Company's operating trends.

As of March 31, 2010, Fortress’ backlog totaled $35.3 million.

Commenting on the results, Chief Executive Officer Thomas P. Rosato stated, “The growth we achieved in the first quarter is a clear sign that our business is turning the corner. We generated a slight revenue increase over the first quarter of 2009, and nearly doubled our revenue from the fourth quarter of 2009. In addition, we generated positive adjusted EBITDA owing to the effectiveness of the strategic expense reductions we implemented last year, and significantly strengthened our balance sheet compared with December 31, 2009.

“We finished March with a solid backlog.  Our new contract awards through May 12, 2010 total approximately $42.0 million. These recent awards include a subcontract with an international engineering firm that recently was awarded a large government design contract for technology related and mission critical facility type projects. The contract has a 5 year term and our initial subcontract has a value up to $10.0 million for engineering, consulting and construction support services.  Work will be issued under this agreement in the form of task orders for specific projects. Our focus remains on the growth of facilities management services for 2010, as these contracts offer robust margins and stable, predictable recurring revenue streams.”

Chief Financial Officer Timothy C. Dec added, “During the first quarter of 2010, we saw a number of expected opportunities come to fruition, which contributed to our substantial quarter-over-quarter sales growth and other operational improvements. Additionally, we finished the quarter with over $6.1 million cash on our balance sheet, a marked improvement over the fourth quarter. We believe that Fortress is well capitalized, and well positioned to build upon the growth we achieved in the first quarter.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on Thursday, May 13, 2010, at 9:00 a.m. EDT. Investors may listen to the conference call via telephone at: 877-941-4774 (U.S./Canada) or 480-629-9760 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Thursday, May 27, 2010. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4292108, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com.

About Non-GAAP Financial Measures

The Company uses adjusted EBITDA as a measure of the Company's operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Fortress International Group, Inc. -- setting a new standard for the optimized critical facility.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to our ability to continue as a going concern; the uncertainty of whether the Company can raise additional funds to continue its operations, if necessary;  risks associated with our effort to meet our working capital requirements and scheduled maturities of indebtedness absent restructuring; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks relating to our ability to implement a reduction in our expenses; risks relating our ability to continue to implement our business plan; risks relating to our liquidity; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2009. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

FORTRESS INTERNATIONAL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31,	December 31,
	2010	2009
Current Assets
Cash and cash equivalents	$6,106,120	$2,263,146
Contract and other receivables, net	14,660,344	14,196,772
Costs and estimated earnings in excess of billings on uncompleted contracts	1,027,512	1,056,543
Prepaid expenses and other current assets	900,150	1,007,371
Total current assets	22,694,126	18,523,832
Property and equipment, net	544,605	612,569
Goodwill	3,811,127	3,811,127
Other intangible assets, net	60,000	60,000
Other assets	224,815	246,218
Total assets	$27,334,673	$23,253,746
Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$316,543	$183,679
Accounts payable and accrued expenses	8,644,631	8,038,658
Billings in excess of costs and estimated earnings on uncompleted contracts	10,260,576	6,536,752
Total current liabilities	19,221,750	14,759,089
Notes payable, less current portion	-	152,343
Convertible notes, less current portion	2,750,000	4,000,000
Other liabilities	176,275	186,905
Total liabilities	22,148,025	19,098,337
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 100,000,000 shares authorized; 13,807,962 and 13,142,962 issued; 13,345,896 and 12,846,709outstanding at March 31, 2010 and December 31, 2009, respectively	1,417	1,314
Additional paid-in capital	64,848,551	63,442,796
Treasury stock 462,066 and 296,253 shares at cost at March 31, 2010 and December 31, 2009, respectively	(1,044,439)	(959,971)
Accumulated deficit	(58,618,881)	(58,328,730)
Total stockholders' equity	5,186,648	4,155,409
Total liabilities and stockholders’ equity	$27,334,673	$23,253,746

FORTRESS INTERNATIONAL GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the Three Months Ended
	March 31, 2010	March 31, 2009
Results of Operations:
Revenue	$17,115,493	$16,918,421
Cost of revenue	14,650,971	14,086,821
Gross profit	2,464,522	2,831,600
Operating expenses:
Selling, general and administrative	2,620,405	3,494,150
Depreciation and amortization	95,479	102,102
Amortization of intangibles	-	457,076
Total operating costs	2,715,884	4,053,328
Operating loss	(251,362)	(1,221,728)
Interest income (expense), net	(38,789)	(35,789)
Loss from continuing operations before income taxes	(290,151)	(1,257,517)
Income tax expense	-	-
Net loss from continuing operations	(290,151)	(1,257,517)
Income from discontinued operations	-	240,919
Net loss	$(290,151)	$(1,016,598)
Per Common Share (Basic and Diluted):
Net loss from continuing operations, net of tax	$(0.02)	$(0.10)
Discontinued operations, net of tax	-	0.02
Net loss	$(0.02)	$(0.08)
Weighted average common shares outstanding-basic and diluted	13,038,719	12,641,716

FORTRESS INTERNATIONAL GROUP, INC.
ADJUSTED EBITDA RECONCILIATION

	(Unaudited)
	For the Three Months Ended
	March 31, 2010	March 31, 2009
Net loss from continuing operations	$(290,151)	$(1,257,517)
Interest (income) expense, net	38,789	35,789
Depreciation and amortization	95,479	102,102
Amortization of intangibles	-	457,076
EBITDA	(155,883)	(662,550)
Stock based compensation	155,858	395,356
Restructuring and exit costs	19,888	-
Provision for bad debts	-	25,000
Adjusted EBITDA from continuing operations	$19,863	$(242,194)
Adjusted EBITDA from discontinued operations	-	565,360
Total Adjusted EBITDA	$19,863	$323,166